Exhibit 99.1

Investor Relations: Raul Jacob (602) 264-1375 southerncopper@southernperu.com.pe www.southerncoppercorp.com	January 31st , 2017 Southern Copper Corporation (NYSE and BVL: SCCO) • 4Q16 net sales were $1,398.9 million, 11.5% higher than 4Q15 mainly due to higher copper prices of 8.1% and sales volume of 0.9%.

•            4Q16 EBITDA was $629.3 million, 90.6% higher than 4Q15 EBITDA of $330.1 million. EBITDA margin was 45%.

•            4Q16 net income was $171.9 million, 182.7% higher than 4Q15 net income of $60.8 million. This increase was due to higher sales and lower operating costs.

•            Annual copper production in 2016 was 900k MT, a new Company record. This increase of 21.1% from the 743k MT produced in Y2015 results from the higher production coming from our Buenavista mine expansion.

•            Operating cash cost(i) per pound of copper was $0.95 in Y2016 an improvement of 14.2% compared to $1.11 in Y2015. This cost decrease is mainly due to efficiencies and the lower unit cost of new production.

•            Zinc & Silver production: Zinc production increased 19.5% to 73,984 tons in Y2016 due to the re-start of our underground mine in Mexico, Santa Eulalia.  Mined silver production increased 21.7% in Y2016, mainly due to higher production at the Buenavista mine.

•            Capital investments in Y2016 were $1,118.5 million in accordance with our continuing growth program.

•            Dividends: On January 26, 2017, the Board of Directors authorized a dividend of $0.08 per share payable on February 28, 2017, to shareholders of record at the close of business on February 14, 2017.

Mr. German Larrea, Chairman of the Board, said “2016 has been a truly remarkable year for Southern Copper: our Company record production of copper portrays the successful culmination of our first stage strategic growth plan executed to increase our production from 479k MT in 2010 to 900k MT in 2016.

We are extremely pleased with our growth initiatives, particularly the $3.5 billion brownfield expansion of Buenavista in Mexico, swiftly and efficiently executed amidst a highly volatile and challenging commodities market environment, and which has become today a world-class copper mine with leading production, the largest reserves and one of the lowest cash cost.

Concurrently, a keen and continued focus on operating efficiency and optimization have reduced our cash costs to achieve $0.95 in Y2016, positioning us as the highest margin major copper producer globally.

We remain equally excited for the future, as Southern Copper is uniquely positioned to continue delivering enhanced performance, sustainable growth and superior value. Our best-in-class low cost operations, coupled with a large, high-quality reserve base in investment grade jurisdictions, continues to offer highly attractive growth opportunities; our robust capital structure and strong cash-flow generation provide the financial and strategic flexibility required for its execution.

The year 2017 will be the starting point of a new strategic plan: we will grow copper production capacity to exceed the 1 million ton milestone by mid-2018, and by 2023 we expect to reach 1.5 million copper tons. We can achieve this because of the many strengths of our Company.”

Southern Copper Key Strengths

•                 #1 Copper Reserves Worldwide: 70 Million Tons of Contained Copper, 59-years mine life

•                 #1 Lowest Cost Producer Globally: $0.95 per pound of Copper

•                 Great World Class Assets all in Investment Grade Countries

•                 Company’s Record Production of 900k MT Copper in 2016 to Consolidate as #3 Integrated Copper Producer

•                 Great Organic Growth Execution

-               Increased copper production from 479k MT in 2010 to 900k MT in 2016 and aims to produce 1.5 million by 2023.

•                 Best in Class Cash Flow Generation even through the low part of the Copper Price Cycle

•                 Strong Balance Sheet Provides Financial Flexibility for Continuing Growth

-               Debt duration exceeds 20 years, with no maturities before 2020.

•                 Best Pipeline of Profitable Growth Projects: Copper production from 900k MT to 1.5 million MT (+66%)

-               For the next seven years we expect to grow production organically:

•            Toquepala (Peru) increase annual copper production by 100k MT to 217k MT in 2018 and 260k in 2019 and 3,100 tons of Moly per year

•            Tia Maria (Arequipa, Peru) open-pit mine 120k MT per year SX-EW copper production

•            Pilares (Sonora, Mexico) open-pit mine, 35k MT per year, production leveraging on La Caridad infrastructure

•            El Pilar (Sonora, Mexico) open-pit mine, 35k MT per year SX-EW copper production

•            El Arco (Baja California, Mexico) open-pit mine, combined SX-EW and concentrator operation: 200k MT of copper per year and significant gold by-product of 105,000 gold ounces per year

•            Los Chancas (Apurimac, Peru) open-pit mine, combined SX-EW and concentrator operation 100k MT of copper and 4,500 tons of molybdenum

•            Buenavista Zinc (Sonora, Mexico — Buenavista mine complex) zinc open-pit mine 60k MT of zinc per year

	Fourth Quarter				Twelve Months
			Variance				Variance
	2016	2015	$	%	2016	2015	$	%
Sales	$1,398.9	$1,254.6	$144.3	11.5%	$5,379.8	$5,045.9	$333.9	6.6%
Cost of sales	724.2	870.2	(146.0)	(16.8)%	3,034.1	2,927.6	106.5	3.6%
Operating income	470.5	187.4	283.1	151.1%	1,564.2	1,414.4	149.8	10.6%
EBITDA	629.3	330.1	299.2	90.6%	2,212.3	1,944.8	267.5	13.8%
EBITDA margin	45.0%	26.3%	18.7pp	71.1%	41.1%	38.5%	2.6pp	6.8%
Net income	$171.9	$60.8	$111.1	182.7%	$776.5	$736.4	$40.1	5.4%
Net income margin	12.3%	4.8%	7.5pp	156.3%	14.4%	14.6%	(0.2)pp	(1.1)%
Income per share	$0.22	$0.08	$0.14	175.0%	$1.00	$0.93	$0.07	7.5%
Capital investments	$277.9	$303.7	$(25.8)	(8.5)%	$1,118.5	$1,149.6	$(31.1)	(2.7)%
El Pilar acquisition	—	—	—	—	—	$100.4	$(100.4)	(100.0)%

Note: Figures in millions except per share amounts and %’s.

Capital Investments

Mexican Projects

We have concluded our $3.5 billion investment program in Mexico and all of the projects of this program will be in full operation in 2017.

Buenavista Projects — Sonora: The Buenavista program is being completed on time and $100 million below our budget, including the Crushing, Conveying and Spreading System for Leachable Ore (Quebalix IV). This project will reduce processing time as well as mining and hauling costs increasing production by improving SX-EW copper recovery. The installed conveyor system is operating steadily. The project has reached 99% progress and $285.7 million has been invested from a budget of $444.2 million.

Peruvian Projects

We are currently working on five copper projects in Peru with a total capital investment for these projects of $ 2,900 million.

Toquepala Expansion Project — Tacna: This $1.2 billion project includes a new-state-of-the-art concentrator which will increase annual copper production by 100k MT to 217k MT in 2018 and 260k MT in 2019, and will also increase annual molybdenum production by 3,100 tons. Through December 31, 2016, we have invested $550.4 million in the project. The project has reached 53% progress and is expected to be completed by the 2Q18.

Toquepala High Pressure Grinding Roll (HPGR) system: The main objective of this project is to ensure that our existing concentrator will operate at its maximum milling capacity of 60,000 tons per day, even with an increase of the ore material hardness index. Additionally, recoveries will be improved and production enhanced with improved ore crushing. The budget for this project is $40 million and we have invested $21.9 million as of December 31, 2016. This project is expected to be completed by the 4Q17.

Cuajone´s Heavy Mineral Management Optimizing Project - Moquegua: The project consists of installing a primary crusher at the Cuajone mine pit with a conveyor system for moving the ore to the concentrator. The project aims to optimize the hauling process by replacing rail haulage, thereby reducing operating and maintenance costs as well as the environmental impact of the Cuajone mine. The crusher will have a processing capacity of 43.8 million tons per year. The main components, including the crusher and the 7 kilometer overland conveyor belt, have been acquired and we are well underway with electromechanical assembly. As of December 31, 2016, we have invested $150.9 million in this project out of the approved capital budget of $215.5 million. The project has reached 80% progress and is expected to be completed in the 2Q17.

The Cuajone tailing thickeners project at the concentrator will replace two of the three existing thickeners with a new hi-rate thickener. The purpose is to streamline the concentrator flotation process and improve water recovery efficiency, increasing the tailings solids content from 54% to 61%, thereby reducing fresh water consumption and replacing it with recovered water. As of December 31, 2016, we have almost completed the engineering and procurement process and have started the excavation and civil works. We have invested $14.4 million in this project out of the approved capital budget of $30 million. The project has reached 62% progress and we expect it to be completed in the 2Q17.

Tia Maria: We have completed all engineering and have successfully obtained the environmental impact assessment. We are currently working to obtain the construction license for this 120k MT of copper per year SX-EW greenfield project with a total capital budget of $1,400 million.

Conference Call

The Company’s fourth quarter and twelve months earnings conference call will be held on Thursday, February 2, 2017, beginning at 12:00 M — EST (12:00 M Lima and 11:00 AM Mexico City time).

To participate:

Dial-in number:           888-771-4371 in the U.S.

847-585-4405 outside the U.S.

Raul Jacob, SCC Vice President of Finance & CFO

Conference ID:            44280322 and “Southern Copper Corporation Fourth Quarter 2016 Earnings Results”

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2016	2.12	2.11	5.27	0.76	14.87	1,181.21
2Q 2016	2.15	2.13	6.89	0.87	16.83	1,259.36
3Q 2016	2.17	2.16	6.94	1.02	19.59	1,334.82
4Q 2016	2.40	2.39	6.58	1.14	17.12	1,217.98
Average 2016	2.21	2.20	6.42	0.95	17.10	1,248.34

1Q 2015	2.64	2.66	8.41	0.94	16.70	1,219.22
2Q 2015	2.75	2.77	7.45	1.00	16.38	1,192.82
3Q 2015	2.38	2.40	5.75	0.84	14.87	1,124.01
4Q 2015	2.22	2.20	4.75	0.73	14.75	1,104.40
Average 2015	2.50	2.51	6.59	0.88	15.68	1,160.11

Variance: 4Q16 vs. 3Q16	10.6%	10.6%	(5.2)%	11.8%	(12.6)%	(8.8)%
Variance: 4Q16 vs. 4Q15	8.1%	8.6%	38.5%	56.2%	16.1%	10.3%
Variance: 2016 vs. 2015	(11.6)%	(12.4)%	(2.6)%	8.0%	9.1%	7.6%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	%	2016	2015	%
Copper (tons)
Mined	227,583	206,400	10.3%	899,955	742,993	21.1%
3rd party concentrate	150	15,500	(99.0)%	17,835	26,067	(31.6)%
Total production	227,733	221,900	2.6%	917,790	769,060	19.3%
Smelted	129,206	163,432	(20.9)%	591,339	597,945	(1.1)%
Refined and Rod	186,607	209,811	(11.1)%	823,452	806,048	2.2%
Sales	210,428	208,467	0.9%	872,655	737,457	18.3%

Molybdenum (tons)
Mined	5,279	5,993	(11.9)%	21,736	23,347	(6.9)%
Sales	5,278	6,046	(12.7)%	21,732	23,205	(6.3)%

Zinc (tons)
Mined	17,110	16,434	4.1%	73,984	61,905	19.5%
Refined	27,436	29,089	(5.7)%	106,093	100,576	5.5%
Sales	27,598	27,893	(1.1)%	105,415	100,769	4.6%

Silver (000s ounces)
Mined	4,075	3,559	14.5%	16,172	13,288	21.7%
Refined	3,793	3,877	(2.2)%	15,196	13,638	11.4%
Sales	4,555	4,268	6.7%	17,216	14,477	18.9%

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	VAR %	2016	2015	VAR %
	(in millions, except per share amounts)

Net sales:	$1,398.9	$1,254.6	11.5%	$5,379.8	$5,045.9	6.6%
Operating cost and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	724.2	870.2	(16.8)%	3,034.1	2,927.6	3.6%
Selling, general and administrative	21.8	26.0	(16.2)%	94.3	99.4	(5.1)%
Depreciation, amortization and depletion	172.7	136.8	26.2%	647.1	510.7	26.7%
Exploration	9.7	12.7	(23.6)%	40.1	48.8	(17.8)%
Environmental remediation	—	21.5	(100.0)%	—	45.0	(100.0)%
Total operating costs and expenses	928.4	1,067.2	(13.0)%	3,815.6	3,631.5	5.1%

Operating income	470.5	187.4	151.1%	1,564.2	1,414.4	10.6%

Interest expense, net of capitalized interest	(70.6)	(66.2)	6.6%	(290.7)	(210.8)	37.9%
Other income (expense)	(22.5)	(15.6)	(44.2)%	(24.6)	(25.3)	(2.8)%
Interest income	1.2	2.5	(52.0)%	7.1	10.9	(34.9)%
Income before income tax	378.6	108.1	250.2%	1,256.0	1,189.2	5.6%
Income taxes	212.8	53.4	298.5%	501.1	464.9	7.8%
Net income before equity earnings of affiliate	165.8	54.7	203.1%	754.9	724.3	4.2%
Equity earnings of affiliate	6.5	7.3	(11.0)%	23.9	16.8	42.3%
Net Income	172.3	62.0	177.9%	778.8	741.1	5.1%

Less: Net income attributable to non-controlling interest	0.4	1.2	(66.7)%	2.3	4.7	(51.1)%

Net Income attributable to SCC	$171.9	$60.8	182.7%	$776.5	$736.4	5.4%

Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.22	$0.08	175.0%	$1.00	$0.93	7.5%
Dividends paid	$0.05	$0.04	25.0%	$0.18	$0.34	(47.1)%

Weighted average shares outstanding (Basic and diluted)	773.0	782.1		773.6	794.7

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,	December 31,
	2016	2015
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$546.0	$274.5
Restricted cash	3.6	4.3
Short-term investments	51.3	603.5
Accounts receivable	668.5	551.2
Inventories	1,010.4	857.2
Other current assets	286.3	193.5
Total current assets	2,566.1	2,484.2

Property, net	8,766.5	8,262.8
Related parties receivable	—	111.2
Leachable material, net	806.9	752.3
Intangible assets, net	154.2	155.1
Deferred income tax	769.6	614.2
Other assets	213.3	213.4
Total assets	$13,276.6	$12,593.2

LIABILITIES
Current liabilities:
Accounts payable	581.3	646.6
Income taxes	188.1	39.2
Accrued workers’ participation	125.4	124.9
Other accrued liabilities	104.3	109.5
Total current liabilities	999.1	920.2

Long-term debt	5,954.2	5,951.5
Deferred income taxes	204.8	196.0
Other liabilities	31.1	35.4
Asset retirement obligation	216.5	190.9
Total non-current liabilities	6,406.6	6,373.8

EQUITY
Stockholders’ equity:
Common stock	3,367.0	3,358.6
Treasury stock	(2,987.6)	(2,908.9)
Accumulated comprehensive income	5,452.9	4,813.2
Total stockholders’ equity	5,832.3	5,262.9
Non-controlling interest	38.6	36.3
Total equity	5,870.9	5,299.2

Total liabilities and equity	$13,276.6	$12,593.2

As of December 31, 2016 and December 31, 2015 there were 773.0 million and 775.9 million shares outstanding, respectively.

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
	(in millions)

OPERATING ACTIVITIES
Net income	$172.3	$62.0	$778.8	$741.1
Depreciation, amortization and depletion	172.7	136.8	647.1	510.7
Deferred income tax	14.0	(89.9)	(117.0)	(153.2)
Change in operating assets and liabilities	(72.4)	(54.0)	(393.8)	(209.8)
Other, net	0.6	7.8	8.0	(9.0)
Net cash provided by operating activities	287.2	62.7	923.1	879.8

INVESTING ACTIVITIES
Capital investments	(277.9)	(303.7)	(1,118.5)	(1,149.6)
Payment to acquire business, net of cash acquired	—	—	—	(100.4)
Sale (purchase) of short-term investment, net	49.4	278.7	552.1	(264.8)
Other, net	0.6	50.7	114.4	53.8
Net cash used in investing activities	(227.9)	25.7	(452.0)	(1,461.0)

FINANCING ACTIVITIES
Debt Incurred	—	—	—	1,779.8
Dividends paid	(38.7)	(31.4)	(139.3)	(271.2)
Distributions to non-controlling interest	—	—	—	(0.5)
SCC common shares buyback	—	(280.0)	(71.7)	(1,004.4)
Other	—	(0.1)	0.3	(11.5)
Net cash provided by (used in) financing activities	(38.7)	(311.5)	(210.7)	492.2

Effect of exchange rate changes on cash	13.9	(6.9)	11.1	(0.5)

Increase (decrease) in cash and cash equivalents	$34.5	$(230.0)	$271.5	$(89.5)

Company Profile

Southern Copper Corporation (SCC) is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry. The Company is a NYSE and Lima Stock Exchange listed company that is 88.9% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange. The remaining 11.1% ownership interest is held by the international investment community. The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegacion Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

EBITDA is a common non-GAAP measure useful for our management as an indicator of Company’s ability to produce income from its operations. See reconciliation of EBITDA to GAAP net earnings on our website http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx.

(i)  Operating cash cost is a non-GAAP measure useful as a management tool to track our performance and better allocate our resources. It is also useful to readers of the financial statements for analysis and comparability purposes. See reconciliation of operating cash cost to GAAP cost of sales on our website http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx.